Exhibit 10.42

SECOND AMENDMENT TO SECURITY AGREEMENT

        This Second Amendment to Security Agreement (the “Amendment”) is made as of this 27th day of January, 2003, by and among ASCENT MANAGEMENT, INC. (“AMI”) and LASALLE BANK NATIONAL ASSOCIATION (the “Bank”).

W I T N E S S E T H

        WHEREAS, AMI executed and delivered that certain Installment Note dated July 20, 1999 in the original principal amount of $3,300,000 (the “Note”) in favor of the Bank, and, as security for AMI’s obligations thereunder, AMI granted to the Bank a first priority security interest in all of AMI’s personal property pursuant to that certain Security Agreement dated July 20, 1999 between AMI, as debtor, and the Bank, as secured party, as amended by that certain First Amendment to Security Agreement, dated as of November 30, 2000 between AMI and the Bank (collectively, the “Security Agreement”);

        WHEREAS, Ascent Funding, Inc. (“AFI”) and the Bank entered into that certain Credit Agreement dated June 6, 1997 (together with all amendments thereto, collectively, the “Credit Agreement”), and, contemporaneously herewith, AFI and the Bank are entering into that certain Eighth Amendment to Credit Agreement (the “Eighth Amendment”) and in connection therewith, among other things, funds in that certain Cash Collateral Account (as defined in the Credit Agreement) are being released to be applied, in substantial part, to the repayment of AMI’s obligations under the Note;

        WHEREAS, AFI provided a guaranty in favor of the Bank of all of the obligations of AMI under the Note, which guaranty is secured by, among other things, the Cash Collateral Account;

        WHEREAS, as a condition to the Bank agreeing to enter into the Eighth Amendment and in consideration of the Bank agreeing to the application of funds in the Cash Collateral Account to the repayment of AMI’s obligations under the Note, the Bank is requiring that the Collateral (as defined in the Security Agreement) of AMI continue to secure the obligations of AFI under the Credit Agreement;

        WHEREAS, the parties desire to amend the Security Agreement to provide for the continuation of the grant of the security interest as security for the obligations of AFI under the Credit Agreement, as more fully set forth herein.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Security Agreement.

SECTION 2.   AMENDMENTS TO SECURITY AGREEMENT.

      2.1.     All references to “the Borrower” or “Borrower” in the Security Agreement are hereby replaced with “AMI”.

      2.2.     The Security Agreement is hereby amended by deleting the first paragraph in Section 1 in its entirety and inserting the following in its stead:

    “1.        In consideration of a loan made by the Bank as secured party and as security therefor, and for the payment of any and all liabilities and obligations of Ascent Funding, Inc. to the Bank arising out of or relating thereto, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether direct or indirect, or absolute or contingent, and whether several, joint or joint and several (all of which liabilities and obligations are hereinafter collectively referred to as the “Obligations”), AMI does hereby assign and pledge, and does hereby grant, to the Bank a continuing and unconditional security interest in and to any and all property of AMI (except as set forth below), of any kind or description, whether tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to:"

      2.3.     The Security Agreement is hereby amended by deleting Paragraph 4 in its entirety.

      2.4.     The Security Agreement is amended by deleting Paragraph 7(d) in its entirety and inserting the following in its stead:

“(d)	the Borrower will not remove or permit the Collateral to be removed from its principal place of business without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrower’s business and except as permitted under paragraph 4(b) of Pledge Agreement of even date herewith between Ascent Assurance, Inc. and the Bank.”

      2.5.     Effective as of December 31, 2002, the Security Agreement is hereby amended by deleting Paragraph 8 in its entirety.

      2.6.     The Security Agreement is hereby amended by deleting Paragraph 9 in its entirety and inserting the following in its stead:

“9.	Within sixty (60) days after the close of each of its fiscal quarters and not later than one hundred twenty (120) days after the close of each of its fiscal years, the Borrower shall deliver to the Bank financial statements consisting of a balance sheet as of the end of each such period, and income statement, and reconciliation of stockholders’ equity, and a statement of changes in cash flow, prepared in accordance with generally accepted accounting principles applied in a manner consistent with prior years, and such other information (including non-financial information) as the Bank may, from time to time, reasonably request. The Borrower represents and warrants to the Bank that the financial statements delivered or to be delivered by it to the Bank at or prior to the execution and delivery of this Agreement and at all times subsequent hereto accurately reflect and will reflect the financial condition of the Borrower as of the date thereof. The Bank will be immediately advised by the Borrower of any material adverse change in the financial condition, the operations or any other status of the Borrower.”

      2.7.     The Security Agreement is hereby amended by deleting Paragraph 11(a) in its entirety and inserting the following in its stead:

    “(a)        any Default or Event of Default occurs under that certain Credit Agreement (the “Credit Agreement”), dated as of June 6, 1997 between Ascent Funding, Inc. and the Bank, including any amendments thereto, as such terms are defined in the Credit Agreement.”

      2.8.     The Security Agreement is hereby amended by deleting Paragraph 11(f) in its entirety.

SECTION 3.    CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is expressly conditioned upon satisfaction of the following conditions precedent:

      3.1.     The Bank shall have received copies of this Amendment duly executed by AMI.

      3.2.     The Bank shall have received authorizing resolutions of AMI with respect to the transaction contemplated by this Amendment.

      3.3.     The Bank shall have received such other documents, certificates and assurances as it shall reasonably request, all of which shall have been delivered on or prior to the date hereof.

SECTION 4.    REAFFIRMATION OF AMI. AMI hereby represents and warrants to the Bank that (i) the warranties set forth in Section 7 of the Security Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Bank has granted its consent; (ii) AMI is on the date hereof in compliance with all of the terms and provisions set forth in the Security Agreement as hereby amended; and (iii) upon execution hereof no Default has occurred and is continuing or has not previously been waived.

SECTION 5.    REAFFIRMATION OF GRANT OF SECURITY INTEREST. AMI expressly acknowledges and agrees that all collateral, security interests, liens, and pledges heretofore, under this Amendment, or hereafter granted to the Bank and all supplements thereto, extend to and secure all of the obligations of AFI to the Bank, now existing or hereafter arising, upon the terms set forth in such agreements, all of which security interests, liens, and pledges are hereby ratified, reaffirmed, confirmed and approved.

SECTION 6.    EXPENSES. AMI shall pay, upon demand, all reasonable attorneys’ fees and out-of-pocket costs of the Bank in connection with this Amendment and the agreements, documents and other items contemplated hereunder.

SECTION 7.    FULL FORCE AND EFFECT. Except as herein amended, the Security Agreement shall remain in full force and effect.

SECTION 8.    COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

ASCENT MANAGEMENT, INC.
By: /Patrick J. Mitchell/
Name: Patrick J. Mitchell
Title: Chairman of the Board and CEO

LASALLE BANK NATIONAL ASSOCIATION
By: /Bradley Kronland/
Name: Bradley Kronland
Title: Assistant Vice President